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                                                                    EXHIBIT 1(C)
                               ALPINE EQUITY TRUST

                   (F/K/A EVERGREEN REAL ESTATE EQUITY TRUST)

                           Certificate of Designation



         The undersigned, constituting the Board of the Trustees of ALPINE EQUITY TRUST (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DO HEREBY CERTIFY THAT, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.6(j) of the Declaration of Trust dated October 26, 1988, as amended (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on April 13, 1998, the Declaration of Trust is amended as follows:

         (1) There is hereby established and designated as of that date Alpine Realty Retirement Fund (hereinafter referred to as "Realty Fund"). The beneficial interest in Realty Fund shall be divided into Shares having a nominal or par value of $.0001 per Share, of which an unlimited number may be issued, which Shares shall represent interest only in Realty Fund. The Shares of Realty Fund shall have the rights and preferences provided in Section 6.6(a) through 6.6(k) of the Declaration of Trust.

                  a. AMENDMENT, ETC. Subject to the provisions and limitations of Section 9.3 of the Declaration of Trust and applicable law, this Certificate of Designation may be amended by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees), provided that, if any amendment adversely affects the rights of the Shareholders of Realty Fund, such amendment may be adopted by an instrument signed in writing by a Majority of the Trustees (or an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 1.2(h) of the Declaration of Trust of the holders of a majority of all the Shares of Realty Fund outstanding and entitled to vote.

                  b. INCORPORATION OF DEFINED TERMS. All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust filed with the Secretary of State of the Commonwealth of Massachusetts.

                  The Trustees further direct that, upon the execution of this Certificate of Designation, the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of the Commonwealth of Massachusetts and that any other place required by law or by the Declaration of Trust.



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                  This Certificate of Designation may be executed in
counterparts, each of which shall, for all purposes, be deemed to be an original, and all of which when taken together, shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each of the undersigned have set their hand this 13th day of April, 1998.


                                          /s/ Samuel A. Lieber
                                          --------------------------
                                          Samuel A. Lieber, Chairman


                                          /s/ Laurence B. Ashkin
                                          --------------------------
                                          Laurence B. Ashkin


                                          /s/ Foster Bam
                                          --------------------------
                                          Foster Bam


                                          /s/ H. Guy Leibler
                                          --------------------------
                                          H. Guy Leibler



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                                 ACKNOWLEDGMENT

                                    NEW YORK

New York County, ss.:                                            April 13, 1998

Then personally appeared the above named individuals and acknowledged the foregoing instrument to be their free act and deed. Before me,


                                          /s/ Mark J. McKeefry
                                          --------------------------
                                          Notary Public

My commission expires:
June 13, 1999